Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746JL6	FACE AMOUNT: $

REGISTERED NO. 1

WELLS FARGO & COMPANY

Annual Coupon Notes Linked to the Dow Jones Global Titans 50SM

due July 30, 2010

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date (as defined below) and to pay interest on the Face Amount (as defined below) of this Security at the rate of 2.00% per annum from February 3, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on February 3 of each year, commencing February 3, 2006, until February 3, 2010. No interest shall accrue on this Security on or after February 3, 2010. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day, as defined below), next preceding such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay.

“Dow Jones” and “Dow Jones Global Titans 50” are servicemarks of Dow Jones & Company, Inc. (“Dow Jones”, which term, as used herein, includes its successors) and have been licensed for use for certain purposes by the Company. This Security, based on the performance of the Dow Jones Global Titans 50, is not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in this Security.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the address of the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any payment on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security:

•	if the Final Index Level is equal to or greater than 80% of the Initial Index Level, $1,000 plus the Additional Amount, if any; and

•	if the Final Index Level is less than 80% of the Initial Index Level,

•	$1,000 minus the product of:

•	$1,000; and
•	[	Initial Index Level – Final Index Level	]	–	.20; plus
Initial Index Level

•	the Additional Amount, if any.

The “Initial Stated Maturity Date” for this Security will be July 30, 2010. If no Market Disruption Event occurs or is continuing on the third Trading Day before the Initial Stated Maturity Date, the Initial Stated Maturity Date will be the “Stated Maturity Date” for this Security. If a Market Disruption Event occurs or is continuing on the third Trading Day before the Initial Stated Maturity Date, the “Stated Maturity Date” for this Security will be three Business Days after the Final Index Level is determined.

Set forth below are certain defined terms used in this Security in connection with the determination of the Maturity Payment Amount and the Stated Maturity Date.

“Additional Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the greater of (i) zero and (ii) the product of:

•	$1,000; and

•	Average Index Level – Initial Index Level

Initial Index Level

“Average Index Level” shall be determined by the Calculation Agent and shall equal the arithmetic average of the Closing Levels of the Dow Jones Global Titans 50 on six Measurement Dates. A “Measurement Date” shall be the first Trading Day in May in each year beginning in 2005 and ending in 2010; provided, however, that if a Market Disruption Event occurs or is continuing on any such day, such Measurement Date will be postponed to the first subsequent Trading Day on which there is not a Market Disruption Event.

“Business Day” shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Minneapolis, Minnesota or New York, New York are authorized or required by law or executive order to remain closed.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Final Index Level, the Average Index Level, the Additional Amount, if any, and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of February 3, 2005 between the Company and the Calculation Agent, as amended from time to time.

“Closing Level” shall mean, on any date, the last reported level of the Dow Jones Global Titans 50 at 5:30 p.m., New York City time, on such date as calculated by Dow Jones; provided, however, that in the event that Dow Jones discontinues publication of the Dow Jones Global Titans 50, the Closing Level will be determined in the manner set forth in this Security under “Discontinuance Of The Dow Jones Global Titans 50; Alteration Of Method Of Calculation.”

“Dow Jones Global Titans 50” shall mean the Dow Jones Global Titans 50 as calculated by Dow Jones on a price-return basis and published under the ticker symbol DJGT (in U.S. dollars).

“Face Amount” shall mean, when used with respect to any Security or Securities of this series, the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

“Final Index Level” shall be determined by the Calculation Agent and shall equal the Closing Level of the Dow Jones Global Titans 50 on the third Trading Day before July 30, 2010; provided, however, that if a Market Disruption Event occurs or is continuing on that day, the Final Index Level will be the Closing Level of the Dow Jones Global Titans 50 on the first subsequent Trading Day on which there is not a Market Disruption Event.

“Initial Index Level” shall mean 190.97.

A “Market Disruption Event” with respect to the Dow Jones Global Titans 50 will occur on any day if the Calculation Agent determines any of the following:

•	A material suspension or material limitation of trading in 25% or more of the underlying stocks which comprise the Dow Jones Global Titans 50 or any successor index, by weight, has occurred on that day, in each case during the one hour period preceding the close of trading on the primary exchange or trading system on which those stocks are traded. Limitations on trading during significant market fluctuations imposed pursuant to the rules of any primary organized exchange or trading system similar to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. A “trading system” includes bulletin board services.

•	A material suspension or material limitation has occurred on that day in options or futures contracts related to the Dow Jones Global Titans 50 or any successor index, whether by reason of movements in price exceeding levels permitted by the applicable exchange or trading system or otherwise, in each case during the one hour period preceding the close of trading on the exchange or trading system where a majority, by volume, of such options or futures contracts, as the case may be, are traded.

•	Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one hour period preceding the close of trading, of accurate price, volume or related information in respect of 25% or more of the underlying stocks which comprise the Dow Jones Global Titans 50 or any successor index, by weight, on the applicable primary exchange or trading system or in respect of options or futures contracts related to the Dow Jones Global Titans 50 or any successor index on the exchange or trading system where a majority, by volume, of such options or futures contracts, as the case may be, are traded.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	close of trading for a particular exchange or trading system means the time that trading is normally scheduled to end on that exchange or trading system.

“Trading Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which The New York Stock Exchange, The Nasdaq National Market and The American Stock Exchange are open for trading.

Discontinuance Of The Dow Jones Global Titans 50; Alteration Of Method Of Calculation

If Dow Jones discontinues publication of the Dow Jones Global Titans 50 and Dow Jones or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones Global Titans 50, then any subsequent Closing Level will be determined by reference to the level of such successor or substitute index (in any such case, a “successor index”) at 5:30 p.m., New York City time, on the date that any Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Company will promptly give notice to the Holders of the Securities of this series.

If Dow Jones discontinues publication of the Dow Jones Global Titans 50 prior to, and such discontinuance is continuing on, the date that any Closing Level is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will determine the Closing Level. The Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Dow Jones Global Titans 50 last in effect prior to such discontinuance, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Dow Jones Global Titans 50 on the primary organized exchange or trading system. “Closing Price” means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

If a successor index is selected or the Calculation Agent calculates a Closing Level as a substitute for the Dow Jones Global Titans 50, such successor index or Closing Level will be used as a substitute for the Dow Jones Global Titans 50 for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If the method of calculating the Dow Jones Global Titans 50 or a successor index, or its Closing Level, is changed in a material respect, or if the Dow Jones Global Titans 50 or a successor index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of the Dow Jones Global Titans 50 or such successor index had such changes or modifications not been made, then the Calculation Agent will, at 5:30 p.m., New York City time, on any date that the Closing Level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to the Dow Jones Global Titans 50 or such successor index, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Closing Level with reference to the Dow Jones Global Titans 50 or such successor index, as adjusted. Accordingly, if the method of calculating the Dow Jones Global Titans 50 or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of the Dow Jones Global Titans 50 or such successor index as if it had not been modified (for example, as if such split had not occurred).

Calculation Agent

The Calculation Agent will determine the Final Index Level, the Average Index Level, the Additional Amount, if any, and the Maturity Payment Amount. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level under the circumstances described in this Security, (ii) if publication of the Dow Jones Global Titans 50 is discontinued, select a successor index or, if no successor index is available, determine the Closing Levels under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Howard I. Atkins
Its: Executive Vice President and Chief
Financial Officer

[SEAL]

Attest:
Laurel A. Holschuh
Its: Secretary

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,

    as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,

    as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Annual Coupon Notes Linked to the Dow Jones Global Titans 50SM

due July 30, 2010

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $                    ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to July 30, 2010. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series, together with accrued and unpaid interest, may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the date for determining the Final Index Level and the last Measurement Date; provided, however, that if such date is not a Trading Day or if a Market Disruption Event has occurred on such date, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the date for determining the Final Index Level and the Closing Level on the last Measurement Date. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes to treat this Security as a financial contract with cash settlement, rather than as a debt instrument.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest and the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the interest or the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.